First Industrial Realty Trust, Inc.
311 South Wacker Drive
Suite 4000
Chicago, IL 60606
312/344-4300
FAX: 312/922-9851
MEDIA RELEASE
FIRST INDUSTRIAL REALTY TRUST REPORTS
THIRD QUARTER 2006 RESULTS
•	Strong Portfolio Results From Higher Occupancy and Rental Rates

•	Joint Venture Income Continues To Rise

•	Formed $950 Million Strategic Land and Development Joint Venture

•	Record Developments Placed in Service
CHICAGO, October 25, 2006 – First Industrial Realty Trust, Inc. (NYSE: FR), the nation’s largest provider of diversified industrial real estate, today announced results for the quarter ended September 30, 2006. Diluted net income available to common stockholders per share (EPS) was $0.54 in the third quarter, up 8% compared to third quarter 2005. Funds from operations (FFO) grew to $1.00 per share/unit on a diluted basis from $0.95 per share/unit a year ago.
“Third quarter financial results reflect our success in serving the growing supply chain needs of corporate customers through an expanded First Industrial franchise,” said Mike Brennan, president and CEO. “Net operating income grew 13% largely due to higher occupancy and rental rates, as well as an increase in the size of the portfolio. During the quarter, we placed in service more than 3 million square feet of new industrial space for our customers in eight facilities. We plan to ramp up our development activity even further as demand for industrial real estate rises with increasing imports of containerized cargo.”
Portfolio Performance for On Balance Sheet Properties
•	Occupancy rose to 93.1%, up 90 basis points from 92.2% in second quarter 2006
•	Retained tenants in 85.7% of square footage up for renewal during the quarter
•	Same property net operating income (NOI) increased 3.1% on a cash basis excluding lease termination fees and 0.8% on a GAAP basis
•	Rental rates turned positive in the quarter, increasing 1.5%
•	Leased 8.7 million square feet

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Investment Performance (in millions, except percentages)

		Third Qtr.		Nine Months
		2006		2006
Balance Sheet Investment/Disposition Activity
Property Acquisitions		$194.1		$433.4
Square Feet	3.2		7.7
Stabilized Weighted Average Capitalization Rate	8.8%		8.6%
Developments Placed In Service		$110.1		$197.1
Square Feet	3.1		4.6
Expected Weighted Average First-Year Stabilized Yield	8.5%		8.3%
Land Acquisitions		$17.7		$31.2

Total Investment		$321.9		$661.7

Property Sales		$253.0		$739.5
Square Feet	5.9		14.3
Weighted Average Capitalization Rate	7.0%		7.0%
Land Sales		$8.2		$19.9

Total Sales		$261.2		$759.4

Joint Venture Investment/Disposition Activity
Joint Venture Investments
2005 Development/Redevelopment JV		$123.6		$227.4
Net Lease (2006 and 2003) JV		90.3		341.8
2005 Core JV		7.8		7.8

Total Joint Venture Investments		$221.7		$577.0

Joint Venture Dispositions
2005 Development/Redevelopment JV		$38.2		$157.0
2005 Core JV		84.9		227.8

Total Joint Venture Dispositions		$123.1		$384.8

“Our investment pipeline is $1.5 billion including acquisition, development and redevelopment opportunities across more than thirty markets and multiple industrial facility types,” said Johannson Yap, chief investment officer. “We expect a majority of our investments to be in major coastal and inland ports and markets that are projected to have above average population growth.”
Investment Pipeline and Fourth Quarter To Date Investments
Fourth quarter to date, $84 million of acquisitions have already been completed, which combined with developments currently under construction and under agreement/letter of intent of $603 million and acquisitions under agreement/letter of intent of $772 million, total $1.5 billion. The breakdown is as follows:

(millions)	Balance Sheet	Joint Ventures	Total

Developments	$330	$273	$603
Acquisitions	$282	$574	$856

Total	$612	$847	$1,459

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Solid Financial Position
•	Fixed-charge coverage improved to 2.9 times and interest coverage improved to 3.5 times for the quarter
•	97.2% of real estate assets are unencumbered by mortgages
•	7.9 years weighted average maturity of permanent debt
•	100% of permanent debt is fixed rate
“Joint ventures contributed to our success in the third quarter and we expect to further increase investment and income from our ventures, complementing our balance sheet portfolio,” said Mike Havala, chief financial officer. “During the quarter, we formed a new $950 million strategic land and development joint venture with CalSTRS that will support our future growth plans.”
Supplemental Reporting Measure
First Industrial defines FFO as net income available to common stockholders, plus depreciation and amortization of real estate, minus accumulated depreciation and amortization on real estate sold.
The National Association of Real Estate Investment Trusts (“NAREIT”) has provided a recommendation on how real estate investment trusts (REITs) should define funds from operations (“FFO”). NAREIT suggests that FFO be defined as net income, excluding gains (or losses) from the sale of previously depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.
NAREIT has also clarified that non-recurring charges and gains should be included in FFO.
Importantly, as part of its guidance concerning FFO, NAREIT has stated that the “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” As a result, modifications to the NAREIT calculation of FFO are common among REITs.
First Industrial calculates FFO to include all cash gains and losses on all industrial property sales whether depreciation is or is not accumulated under the GAAP accounting rules.
The Company believes that FFO inclusive of all cash gains and losses is a better performance measure because it reflects all the activities of the Company and better reflects the Company’s strategy, which includes investing in real estate; adding value through (re)development, leasing and repositioning; and then selling the improved real estate in order to maximize investment returns.
The Company provides additional disclosure on net economic gains in its quarterly supplemental.
2006 and 2007 Outlook
Mr. Brennan stated, “As First Industrial executes on its strategy of providing industrial real estate solutions by leveraging our capital base, customer service focus, local market knowledge and expertise across all real estate disciplines, we can create value for our customers and our shareholders.”

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Mr. Brennan added, “First Industrial’s guidance range for 2006 FFO per share/unit is $4.07 to $4.17 and for 2006 EPS is $2.04 to $2.14 per share/unit. On balance sheet investment volume assumptions for 2006, which include both developments placed in service and acquisitions, range from $750 million to $850 million with an 8% to 9% average cap rate. On balance sheet sales volume in 2006 is assumed to be $850 million to $950 million with a 7% to 8% average cap rate. Book gains from property sales/fees are estimated to be $175 million to $180 million. Our assumption for net economic gains in 2006 is between $115 million and $120 million.
“Our estimate for First Industrial’s FFO from joint ventures in 2006 is between $47 million and $52 million, which includes fees, incentive payments and the pro rata share of operations and net economic gain. Joint venture investment volume assumptions for 2006, which include both developments placed in service and acquisitions, range from $700 million to $900 million. Joint venture sales volume in 2006 is assumed to be approximately $550 million to $650 million.”

	Low End of	High End of	Low End of	High End of
	Guidance for	Guidance for	Guidance	Guidance
	4Q 2006	4Q 2006	for 2006	for 2006
	(Per share/unit)	(Per share/unit)	(Per share/unit)	(Per share/unit)
Net Income Available to Common Stockholders	$0.47	$0.57	$2.04	$2.14
Add: Real Estate Depreciation/Amortization	0.77	0.77	3.19	3.19
Less: Accumulated Depreciation/Amortization on Real Estate Sold	(0.27)	(0.27)	(1.16)	(1.16)

Funds From Operations (FFO)	$0.97	$1.07	$4.07	$4.17

Mr. Brennan continued, “First Industrial’s guidance for 2007 FFO per share/unit is in the range of $4.40 to $4.60, and for 2007 EPS is in the range of $2.30 to $2.50. On balance sheet investment volume assumptions for 2007, which include both developments placed in service and acquisitions, range from $750 million to $850 million with an 8% to 9% average cap rate. On balance sheet sales volume in 2007 is assumed to be approximately $850 million to $950 million with a 7% to 8% average cap rate. Book gains from property sales/fees are estimated to be $170 million to $180 million. Our assumption for net economic gains in 2007 is between $120 million and $130 million.
“Our assumption for First Industrial’s FFO from joint ventures in 2007 is between $50 million and $55 million, which includes fees, incentive payments and the pro rata share of operations and net economic gain. Joint venture investment volume assumptions for 2007, which include both new developments and acquisitions, range from $1.2 billion to $1.3 billion. Joint venture sales volume in 2007 is assumed to be approximately $800 million to $900 million.”
A reconciliation of estimated net income available to common stockholders to FFO follows.

	Low End of	High End of
	Guidance for 2007	Guidance for 2007
	(Per share/unit)	(Per share/unit)
Net Income Available to Common Stockholders	$2.30	$2.50
Add: Real Estate Depreciation/Amortization	3.10	3.10
Less: Accumulated Depreciation/Amortization on Real Estate Sold	(1.00)	(1.00)

Funds From Operations (FFO)	$4.40	$4.60

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Mr. Brennan continued, “A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the overall economy, the supply and demand of industrial real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results for 2006 or 2007. However, I believe that First Industrial has the proper strategy and tactical plans to deliver such results.”
First Industrial Realty Trust, Inc., the nation’s largest provider of diversified industrial real estate, serves every aspect of Corporate America’s industrial real estate needs, including customized supply chain solutions, through its unique I-N-D-L operating platform, which utilizes a pure Industrial focus and National scope to provide Diverse facility types, while offering Local, full-service management and expertise. The Company owns, operates and has under development more than 100 million square feet of industrial real estate in markets throughout the United States. Building, buying, selling, leasing and managing industrial property in major markets nationwide, First Industrial develops long-term relationships with corporate real estate directors, tenants and brokers to better serve customers with creative, flexible industrial real estate solutions.
This press release and the conference call to which it refers contain forward-looking information about the Company. A number of factors could cause the Company’s actual results to differ materially from those anticipated, including changes in: economic conditions generally and the real estate market specifically, legislative/regulatory changes (including changes to laws governing the taxation of real estate investment trusts), availability of financing, interest rate levels, competition, supply and demand for industrial properties in the Company’s current and proposed market areas, potential environmental liabilities, slippage in development or lease-up schedules, tenant credit risks, higher-than-expected costs and changes in general accounting principles, policies and guidelines applicable to real estate investment trusts. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission.
A schedule of selected financial information is attached.
First Industrial Realty Trust, Inc. will host a quarterly conference call at 11:00 a.m. Central time, 12:00 p.m. Eastern time, on Thursday, October 26, 2006. The call-in number is (888) 693-3477 and the passcode is “First Industrial.” The conference call will also be webcast live on First Industrial’s web site, www.firstindustrial.com, under the “Investor Relations” tab. A replay will also be available on the web site or by telephone at (877) 519-4471, passcode 8007070.
The Company’s first quarter supplemental information can be viewed on First Industrial’s website, www.firstindustrial.com, under the “Investor Relations” tab.

Contact:	Sean P. O’Neill
SVP, Investor Relations and Corporate Communications
312-344-4401

Art Harmon
Sr. Manager, Investor Relations and Corporate Communications
312-344-4320

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FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(In thousands, except for per share/unit and property data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2006	2005	2006	2005
Statement of Operations and Other Data:
Total Revenues	$103,100	$91,327	$296,126	$242,005

Property Expenses	(34,083)	(28,203)	(99,273)	(80,835)
Build to Suit For Sale Costs	—	(10,455)	(666)	(10,455)
General & Administrative Expense	(20,047)	(15,382)	(55,918)	(38,875)
Depreciation of Corporate F,F&E	(477)	(343)	(1,341)	(1,000)
Depreciation and Amortization of Real Estate	(37,859)	(28,957)	(110,017)	(76,972)

Total Expenses	(92,466)	(83,340)	(267,215)	(208,137)

Interest Income	446	219	1,345	1,056
Interest Expense	(31,622)	(27,413)	(90,853)	(79,106)
Amortization of Deferred Financing Costs	(603)	(541)	(1,826)	(1,560)
Mark-to-Market/Loss on Settlement of Interest Rate Protection Agreements (a)	(2,942)	1,212	(3,112)	749
Gain from early Retirement of Debt	—	82	—	82

Loss from Continuing Operations Before Equity in Net Income (Loss) of Joint Ventures, Income Tax Benefit and Minority Interest Allocable to Continuing Operations	(24,087)	(18,454)	(65,535)	(44,911)

Equity in Net Income of Joint Ventures (b)	4,747	3,978	12,019	3,758
Income Tax Benefit	3,465	3,245	9,779	8,014
Minority Interest Allocable to Continuing Operations	2,751	1,785	7,779	5,227

Loss from Continuing Operations	(13,124)	(9,446)	(35,958)	(27,912)

Income from Discontinued Operations (Including Gain on Sale of Real Estate of $65,368 and $38,552 for the Three Months Ended September 30, 2006 and 2005, respectively and $171,390 and $85,734 for the Nine Months Ended September 30, 2006 and 2005, respectively (c))	67,453	43,247	177,884	99,768
Provision for Income Taxes Allocable to Discontinued Operations (Including a provision allocable to Gain on Sale of Real Estate of $19,427 and $5,943 for the Three Months Ended September 30, 2006 and 2005, respectively and $41,340 and $11,349 for the Nine Months Ended September 30, 2006 and 2005, respectively)	(20,143)	(6,957)	(43,298)	(14,070)
Minority Interest Allocable to Discontinued Operations (c)	(6,145)	(4,794)	(17,577)	(11,261)

Income Before Gain on Sale of Real Estate	28,041	22,050	81,051	46,525

Gain on Sale of Real Estate	2,853	2,613	6,374	27,333
Provision for Income Taxes Allocable to Gain on Sale of Real Estate	(1,324)	(949)	(2,180)	(9,933)
Minority Interest Allocable to Gain on Sale of Real Estate	(199)	(220)	(548)	(2,286)

Net Income	29,371	23,494	84,697	61,639

Preferred Dividends	(5,442)	(2,310)	(15,490)	(6,930)
Redemption of Preferred Stock	—	—	(672)	—

Net Income Available to Common Stockholders	$23,929	$21,184	$68,535	$54,709

RECONCILIATION OF NET INCOME AVAILABLE TO COMMON STOCKHOLDERS TO FFO (d) AND FAD (d)

Net Income Available to Common Stockholders	$23,929	$21,184	$68,535	$54,709

Add: Depreciation and Amortization of Real Estate	37,859	28,957	110,017	76,972
Add: Income Allocated to Minority Interest	3,593	3,229	10,346	8,320
Add: Depreciation and Amortization of Real Estate Included in Discontinued Operations	1,070	4,120	6,289	13,114
Add: Depreciation and Amortization of Real Estate- Joint Ventures (b)	2,542	791	8,048	1,620
Less: Accumulated Depreciation/Amortization on Real Estate Sold	(17,377)	(11,706)	(44,783)	(26,896)
Less: Accumulated Depreciation/Amortization on Real Estate Sold- Joint Ventures (b)	(654)	—	(1,337)	—

Funds From Operations (“FFO”) (d)	$50,962	$46,575	$157,115	$127,839

Add: (Gain) from Early Retirement of Debt	—	(82)	—	(82)
Add: Restricted Stock Amortization	2,487	2,112	7,112	6,932
Add: Amortization of Deferred Financing Costs	603	541	1,826	1,560
Add: Depreciation of Corporate F,F&E	477	343	1,341	1,000
Add: Redemption of Preferred Stock	—	—	672	—
Less: Non-Incremental Capital Expenditures	(9,280)	(10,405)	(29,014)	(32,106)
Less: Straight-Line Rent	(2,870)	(2,432)	(7,854)	(6,495)

Funds Available for Distribution (“FAD”) (d)	$42,379	$36,652	$131,198	$98,648

FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(In thousands, except for per share/unit and property data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2006	2005	2006	2005
RECONCILIATION OF NET INCOME AVAILABLE TO COMMON STOCKHOLDERS TO EBITDA (d) AND NOI (d)

Net Income Available to Common Stockholders	$23,929	$21,184	$68,535	$54,709

Add: Interest Expense	31,622	27,413	90,853	79,106
Add: Interest Expense Included in Discontinued Operations	—	29	—	373
Add: Depreciation and Amortization of Real Estate	37,859	28,957	110,017	76,972
Add: Preferred Dividends	5,442	2,310	15,490	6,930
Add: Mark-to-Market/(Loss)Gain on Settlement of Interest Rate Protection Agreements (a)	2,942	(1,212)	3,112	(749)
Add: Provision for Income Taxes	18,002	4,661	35,699	15,989
Add: Redemption of Preferred Stock	—	—	672	—
Add: Income Allocated to Minority Interest	3,593	3,229	10,346	8,320
Add: Amortization of Deferred Financing Costs	603	541	1,826	1,560
Add: Depreciation of Corporate F,F&E	477	343	1,341	1,000
Add: Depreciation and Amortization of Real Estate Included in Discontinued Operations	1,070	4,120	6,289	13,114
Add: (Gain) from Early Retirement of Debt, Net	—	(82)	—	(82)
Add: Depreciation and Amortization of Real Estate- Joint Ventures (b)	2,542	791	8,048	1,620
Less: Accumulated Depreciation/Amortization on Real Estate Sold	(17,377)	(11,706)	(44,783)	(26,896)
Less: Accumulated Depreciation/Amortization on Real Estate Sold- Joint Ventures (b)	(654)	—	(1,337)	—

EBITDA (d)	$110,050	$80,578	$306,108	$231,966

Add: General and Administrative Expense	20,047	15,382	55,918	38,875
Less: Net Economic Gains (d)	(33,387)	(24,798)	(98,769)	(70,182)
Less: Provision for Income Taxes	(18,002)	(4,661)	(35,699)	(15,989)
Less: Equity in FFO of Joint Ventures (b)	(11,528)	(7,162)	(33,477)	(10,432)

Net Operating Income (“NOI”) (d)	$67,180	$59,339	$194,081	$174,238

RECONCILIATION OF GAIN ON SALE OF REAL ESTATE TO NET ECONOMIC GAINS (d)

Gain on Sale of Real Estate	2,853	2,613	6,374	27,333
Gain on Sale of Real Estate included in Discontinued Operations	65,368	38,552	171,390	85,734
Less: Provision for Income Taxes	(18,002)	(4,661)	(35,699)	(15,989)
Less: Accumulated Depreciation/Amortization on Real Estate Sold	(17,377)	(11,706)	(44,783)	(26,896)
Add: Income Taxes Allocable to FFO from Joint Ventures	545	—	1,487	—

Net Economic Gains (d)	$33,387	$24,798	$98,769	$70,182

Weighted Avg. Number of Shares/Units Outstanding- Basic	50,721	49,042	50,691	48,811
Weighted Avg. Number of Shares/Units Outstanding- Diluted(e)	50,721	49,042	50,691	48,811
Weighted Avg. Number of Shares Outstanding- Basic	44,032	42,468	43,976	42,305
Weighted Avg. Number of Shares Outstanding- Diluted(e)	44,032	42,468	43,976	42,305

Per Share/Unit Data:
FFO:
- Basic	$1.00	$0.95	$3.10	$2.62
- Diluted(e)	$1.00	$0.95	$3.10	$2.62
Loss from Continuing Operations Less Preferred Stock Dividends and Redemption of Preferred Stock Per Weighted Average Common Share Outstanding:
- Basic	$(0.39)	$(0.24)	$(1.10)	$(0.47)
- Diluted(e)	$(0.39)	$(0.24)	$(1.10)	$(0.47)
Net Income Available to Common Stockholders Per Weighted Average Common Share Outstanding:
- Basic	$0.54	$0.50	$1.56	$1.29
- Diluted(e)	$0.54	$0.50	$1.56	$1.29
Dividends/Distributions	$0.7000	$0.6950	$2.1000	$2.0850

FFO Payout Ratio	69.7%	73.2%	67.8%	79.6%
FAD Payout Ratio	83.8%	93.0%	81.1%	103.2%

Balance Sheet Data (end of period):
Real Estate Before Accumulated Depreciation	$3,257,337	$3,018,258
Real Estate and Other Held For Sale, Net	38,557	9,611
Total Assets	3,189,008	2,939,892
Debt	1,790,875	1,787,106
Total Liabilities	2,004,761	1,959,625
Stockholders’ Equity and Minority Interest	$1,184,247	$980,267

Property Data (end of period):
Total In-Service Properties	871	846
Total Gross Leasable Area (in sq ft)	70,257,762	69,187,326
Occupancy	93.1%	91.6%

a)	Represents the loss on settlement/mark to market of interest rate protection agreements that do not qualify for hedge accounting in accordance with Statement of Financial Accounting Standard No. 133, “Accounting for Derivative Instruments and Hedging Activities”.

b)	Represents the Company’s share of net income, depreciation and amortization of real estate and accumulated depreciation and amortization on real estate sold from the Company’s joint ventures in which it owns minority equity interests.

c)	In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FAS 144”). FAS 144 requires that the operations and gain (loss) on sale of qualifying properties sold and properties that are classified as held for sale be presented in discontinued operations. FAS 144 also requires that prior periods be restated.

d)	Investors in and analysts following the real estate industry utilize FFO, NOI, EBITDA and FAD, variously defined, as supplemental performance measures. While the Company believes net income available to common stockholders, as defined by GAAP, is the most appropriate measure, it considers FFO, NOI, EBITDA and FAD, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. FAD provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and FAD are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

The Company calculates FFO to be equal to net income available to common stockholders, plus depreciation and amortization on real estate, minus accumulated depreciation and amortization on real estate sold.

NOI is defined as revenues of the Company, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses. NOI includes NOI from discontinued operations.

EBITDA is defined as NOI, plus the equity in FFO of the Company’s joint ventures, which are accounted for under the equity method of accounting, plus Net Economic Gains, minus general and administrative expenses. EBITDA includes EBITDA from discontinued operations.

FAD is defined as EBITDA, minus GAAP interest expense, minus preferred stock dividends, minus straight-line rental income, minus provision for income taxes, plus restricted stock amortization, minus non-incremental capital expenditures. Non-incremental capital expenditures are building improvements and leasing costs required to maintain current revenues.

FFO, NOI, EBITDA and FAD do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, EBITDA and FAD should not be considered as substitutes for net income available to common stockholders (calculated in accordance with GAAP), as a measure of results of operations, or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, EBITDA and FAD, as calculated by the Company, may not be comparable to similarly titled, but variously calculated, measures of other REITs or to the definition of FFO published by NAREIT.

The Company also reports Net Economic Gains, which, effectively, measure the value created in the Company’s capital recycling activities. Net Economic Gains are calculated by subtracting from gain on sale of real estate (calculated in accordance with GAAP, including gains on sale of real estate classified as discontinued operations) the recapture of accumulated depreciation and amortization on real estate sold (excluding the recapture of accumulated amortization related to above/below market leases and lease inducements as this amortization is included in revenues and FFO) and the provision for income taxes.

e)	Pursuant to Statement of Financial Accounting Standard No. 128, “Earnings Per Share”, the diluted weighted average number of shares/units outstanding and the diluted weighted average number of shares outstanding are the same as the basic weighted average number of shares/units outstanding and the basic weighted average number of shares outstanding, respectively, for periods in which continuing operations is a loss, as the dilutive effect of stock options and restricted stock would be antidilutive to the loss from continuing operations per share.